_____________________________________________________________

EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

_____________________________________________________________

1A-12-1

ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

______________________________________________________________________________________________________

September 12, 2022

Moni Lustig

Chief Executive Officer

DNALabs Canada Inc.

99 Yorkville Avenue, Suite 200

Toronto, Ontario

M5R 3K5

Canada

Re: DNALabs Canada Inc.

Dear Mr. Lustig:

In connection with the Regulation A offering of Class B Common Stock for DNALabs Canada Inc. dated September 12, 2022, please accept this letter as my opinion under the laws of the state of Florida as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Florida, the Class B Common Stock offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Washington DC Office     1440 G Street NW     Washington DC 20005

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

1A-12-2